UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2017

ARCA biopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11080 CirclePoint Road, Suite 140, Westminster, CO	80020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 940-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On August 21, 2017, ARCA biopharma, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to its Capital on Demand Sales Agreement, dated as of January 11, 2017 (the “Original Agreement” and, as amended by the Amendment, the “Sales Agreement”), with JonesTrading Institutional Services LLC, as agent (“JonesTrading”). The Amendment, among other things, increased the maximum aggregate offering value of shares of the Company’s common stock (the “Additional Shares”) which the Company may issue and sell from time to time under the Sales Agreement (the “Offering”) by approximately $2.9 million, from $7,300,000 to $10,242,863. The Company will file a prospectus supplement with the Securities and Exchange Commission (the “SEC”) in connection with the Offering (the “Prospectus Supplement”) under its existing Registration Statement on Form S-3 (File No 333-217459), which became effective on May 12, 2017 (the “Registration Statement”).

Under the Sales Agreement, JonesTrading may sell the Additional Shares by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended. In addition, under the Sales Agreement, JonesTrading may sell the Additional Shares by any other method permitted by law, including in negotiated transactions. The Company may instruct JonesTrading not to sell Additional Shares if the sales cannot be effected at or above the price designated by the Company from time to time.

The Company is not obligated to make any sales of the Additional Shares under the Sales Agreement. The Offering will terminate upon the earlier of (a) the sale of all of the Additional Shares subject to the Sales Agreement or (b) the termination of the Sales Agreement by JonesTrading or the Company, as permitted therein.

The Company will pay JonesTrading a commission rate equal to 3.0% of the aggregate gross proceeds from each sale of Additional Shares and have agreed to provide JonesTrading with customary indemnification and contribution rights. The Company will also reimburse JonesTrading for certain specified expenses in connection with entering into the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company previously filed the Sales Agreement as Exhibit 10.1 to its Current Report on Form 8-K filed with the SEC on January 11, 2017.

Cooley LLP, counsel to the Company, has issued a legal opinion relating to the Additional Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Additional Shares will be sold pursuant to the Registration Statement, and offerings of the Additional Shares will be made only by means of the Prospectus Supplement and any accompanying prospectus. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 8.01. Other Events.

As of August 21, 2017, the Company had sold 2,653,440 shares under the Original Agreement for an aggregate offering price of $6.5 million, before deducting sales commissions and offering expenses.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

5.1	Opinion of Cooley LLP.

10.1	Amendment No. 1 to Capital on DemandTM Sales Agreement, dated August 21, 2017, by and between ARCA biopharma, Inc. and JonesTrading Institutional Services LLC.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2017

ARCA biopharma, Inc.
(Registrant)

By:	/s/ Brian L. Selby
	Name:	Brian L. Selby
	Title:	Vice President, Finance and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Cooley LLP.

10.1	Amendment No. 1 to Capital on DemandTM Sales Agreement, dated August 21, 2017, by and between ARCA biopharma, Inc. and JonesTrading Institutional Services LLC.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).